UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 21, 2011

Bohai Pharmaceuticals Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53401	98-0588402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Yantai Bohai Pharmaceuticals Group Co. Ltd. No. 9 Daxin Road, Zhifu District Yantai, Shandong Province, China 264000
(Address of principal executive offices)

Registrant’s telephone number, including area code:  +86(535)-685-7928

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On January 21, 2011, Bohai Pharmaceuticals Group, Inc. (the “Company”) closed a financing transaction under which it sold an aggregate of 748,382 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), to a total of 42 individual investors (the “Investors”) at $2.50 per share, for total gross proceeds of $1,870,955.  The Shares were sold pursuant to separate subscription agreements (the form of which is attached hereto as Exhibit 10.1) between the Company and each Investor, dated as of January 21, 2011, the date on which the Investors’ subscriptions were accepted by the Company.

All of the Investors are domiciled in and citizens of the People’s Republic of China.  The issuance of the Shares was made in reliance on the exemption from registration provided by Regulation S of the Securities Act of 1933, as amended, as an offshore transaction involving non-U.S. persons.  A press release with respect to the Offering is attached hereto as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits.

(d)          Exhibits.

10.1        Form of Subscription Agreement for the Company’s Regulation S financing

99.1        Press Release, dated January 24, 2011, relating to the Company’s Regulation S financing

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 24, 2011	BOHAI PHARMACEUTICALS GROUP, INC.

	By:	/s/ Gene Hsiao
Name: Gene Hsiao
Title: Chief Financial Officer